EXHIBIT 10.3

Hormel Foods Corporation

Executive Deferred Income Plan II

Master Plan Document (2005 Restatement)

As Amended and Restated

Effective January 1, 2005

TABLE OF CONTENTS

Page
ARTICLE 1	Definitions		1

ARTICLE 2	Selection, Enrollment, Eligibility		9

	2.1	Selection by Committee
	2.3	Enrollment and Eligibility Requirements; Commencement of Participation
	2.3	Termination of Participation and/or Deferrals

ARTICLE 3	Deferral Commitments/Discretionary Contribution Amounts/Profit Sharing Amounts/Vesting/Crediting/Taxes		10

	3.1	Minimum Deferrals
	3.2	Maximum Deferral
	3.3	Election to Defer; Effect of Election Form
	3.4	Withholding and Crediting of Annual Deferral Amounts
	3.5	Annual Discretionary Contribution Amount
	3.6	Annual Profit Sharing Amount
	3.8	Vesting
	3.8	Crediting/Debiting of Account Balances
	3.9	FICA and Other Taxes

ARTICLE 4	Deduction Limitation		16

	4.1	Deduction Limitation on Benefit Payments

ARTICLE 5	In-Service Distribution; Unforeseeable Financial Emergencies; Withdrawal Election		17

	5.1	In-Service Distribution
	5.2	Other Benefits Take Precedence Over In-Service Distributions
	5.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies

ARTICLE 6	Change In Control Benefit		18

	6.1	Change in Control Benefit
	6.2	Payment of Change in Control Benefit

ARTICLE 7	Retirement Benefit		19

	7.1	Retirement Benefit
	7.2	Payment of Retirement Benefit

ARTICLE 8	Termination Benefit		20

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	8.1	Termination Benefit
	8.2	Payment of Termination Benefit

ARTICLE 9	Disability Waiver and Benefit		21

	9.1	Disability Waiver
	9.2	Continued Eligibility; Disability Benefit

ARTICLE 10	Survivor Benefit		22

	10.1	Survivor Benefit
	10.2	Payment of Survivor Benefit

ARTICLE 11	Forfeiture of Benefits		22

	11.1	Forfeiture of Benefits

ARTICLE 12	Beneficiary Designation		23

	12.1	Right to Designate
	12.2	Failure of Designation
	12.3	Disclaimers by Beneficiaries
	12.4	Definitions
	12.5	Special Rules
	12.6	No Spousal Rights
	12.7	Death Prior to Full Distribution
	12.8	Discharge of Obligations

ARTICLE 13	Leave of Absence		25

	13.1	Paid Leave of Absence
	13.2	Unpaid Leave of Absence

ARTICLE 14	Termination, Amendment or Modification		26

	14.1	Termination
	14.2	Amendment
	14.3	Plan Agreement
	14.4	Effect of Payment

ARTICLE 15	Administration		27

	15.1	Committee Duties
	15.2	Administration Upon Change In Control
	15.3	Agents
	15.4	Binding Effect of Decisions
	15.5	Indemnity of Committee
	15.6	Employer Information

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ARTICLE 16	Other Benefits and Agreements		28

	16.1	Coordination with Other Benefits

ARTICLE 17	Claims Procedures		28

	17.1	Presentation of Claim
	17.2	Notification of Decision
	17.3	Review of a Denied Claim
	17.4	Decision on Review
	17.5	Legal Action

ARTICLE 18	Trust		30

	18.1	Establishment of the Trust
	18.2	Interrelationship of the Plan and the Trust
	18.3	Distributions From the Trust

ARTICLE 19	Miscellaneous		30

	19.1	Status of Plan
	19.2	Unsecured General Creditor
	19.3	Employer’s Liability
	19.4	Nonassignability
	19.5	Not a Contract of Employment
	19.6	Furnishing Information
	19.7	Terms
	19.8	Captions
	19.9	Governing Law
	19.10	Notice
	19.11	Successors
	19.12	Spouse’s Interest
	19.13	Validity
	19.14	Incompetent
	19.15	Court Order
	19.16	Insurance

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HORMEL FOODS CORPORATION
EXECUTIVE DEFERRED INCOME PLAN II
(2005 Restatement)

Amended and Restated Effective January 1, 2005

History and Purpose

HORMEL FOODS CORPORATION, a Delaware corporation (hereinafter, the “Company”), has previously established a nonqualified, unfunded deferred compensation plan (the “Plan”) which is currently embodied in a document titled “HORMEL FOODS CORPORATION EXECUTIVE DEFERRED INCOME PLAN II (2002 Restatement),” effective November 1, 2002, as amended (the “Prior Plan Statement”).  Deferred compensation credited under the Plan which relates entirely to services performed on or before December 31, 2004 shall continue to be governed by the terms of the Prior Plan Statement, attached hereto as Appendix A.  Deferred compensation credited under the Plan which relates all or in part to services performed on or after January 1, 2005 shall be governed by the terms of this Plan restatement, the terms of which are intended to comply with the deferred compensation provisions in the American Jobs Creation Act of 2004.

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Hormel Foods Corporation and its Affiliates and/or subsidiaries, if any, that sponsor this Plan.  This Plan shall be administered and construed so that it is unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1                                 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Discretionary Contribution Account balance, and (iii) the Profit Sharing Account balance.  The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2                                 “Affiliate” shall mean a business entity which is affiliated in ownership with the Principal Sponsor or an Employer and is recognized as an Affiliate by the Principal Sponsor for the purposes of this Plan.

1.3                                 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends and Operator Share Bonus that a Participant defers in accordance with Article 3 for any one Plan Year.  In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4                                 “Annual Discretionary Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.5                                 “Annual Profit Sharing Amount” for any one Plan Year shall be the amount determined in accordance with Section 3.6.

1.6                                 “Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding operator share dividends, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income).  Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.7                                 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 12, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.8                                 “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.9                                 “Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s Account Balance.  A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following events, whichever is earliest:

(a)                                  The date selected by the Participant (in connection with his or her commencement of participation in the Plan) from among the following (provided, however, that in the event the Participant changes his or her Retirement Benefit or Termination Benefit election in accordance with Section 7.2 or Section 8.2, respectively, his or her Benefit Distribution Date under this paragraph (a) shall be postponed in accordance with such Section):

(i)                                     The date on which the Participant Retires or experiences a Termination of Employment (except that, in the case of a Participant who is a Specified Employee, the date that is six months and one day immediately following the date on which the Participant Retires or experiences a Termination of Employment);

(ii)                                  The January 1 immediately following the date on which the Participant Retires or experiences a Termination of Employment (except that, in the case of a Participant who is a Specified Employee, the date that is six months and one day immediately following the date on which the Participant Retires or experiences a Termination of Employment, if later than such January 1);

(iii)                               The later of:  (1) the date designated in (i) above; or (2) the Participant’s attainment of an age specified by the Participant (which cannot be later than age 65); or

(iv)                              The later of:  (1) the date designated in (ii) above; or (2) the January 1 immediately following the Participant’s attainment of an age specified by the Participant (which cannot be later than age 65);

(b)                                 The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance; or

(c)                                  The date on which the Committee determines the Participant is Disabled.

1.10                           “Board” shall mean the board of directors of the Principal Sponsor.

1.11                           “Bonus” shall mean any compensation, in addition to Base Annual Salary, LTIP Amounts, Operator Share Dividends and Operator Share Bonus, payable to a Participant during a Plan Year, under any bonus and cash incentive plans, excluding stock options.

1.12                           “Change in Control” shall mean any of the following events or transactions:

(a)                                  A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Principal Sponsor is then subject to such reporting requirement.

(b)                                 The public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Principal Sponsor or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Principal Sponsor:

(i)                                     Representing twenty percent (20%) or more of the combined voting power of the Principal Sponsor’s then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the “Continuing Directors” (as hereinafter defined), or

(ii)                                  Representing more than fifty percent (50%) of the combined voting power of the Principal Sponsor’s then outstanding securities (regardless of any approval by the Continuing Directors).

Provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred by reason of the ownership of twenty percent (20%) or more of the total voting capital stock of the Principal Sponsor then issued and outstanding by:

(i)                                     The Principal Sponsor, any subsidiary of the Principal Sponsor or any employee benefit plan of the Principal Sponsor or of any subsidiary of the Principal Sponsor or any entity holding shares of the Stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this clause is referred to herein as a “Principal Sponsor Entity”), or

(ii)                                  The Hormel Foundation.

(c)                                  The announcement of a tender offer by any person or entity (other than a Principal Sponsor Entity) for twenty percent (20%) or more of the Principal Sponsor’s voting capital stock then issued and outstanding, which tender offer has not been approved by the Board, a majority of the members of which are the Continuing Directors, and recommended to the stockholders of the Principal Sponsor.

(d)                                 The Continuing Directors cease to constitute a majority of the Principal Sponsor’s Board of Directors.

(e)                                  The stockholders of the Principal Sponsor approve:

(i)                                     Any consolidation or merger of the Principal Sponsor in which the Principal Sponsor is not the continuing or surviving Principal Sponsor or pursuant to which shares of Principal Sponsor stock would be converted to cash, securities or other property, other than a merger of the Principal Sponsor in which the stockholders immediately prior to the merger have the same proportionate ownership of stock of the surviving Principal Sponsor immediately after the merger; or

(ii)                                  Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Principal Sponsor; or

(iii)                               Any plan of liquidation or dissolution of the Principal Sponsor.

For purposes of this definition:

(i)                                     “Continuing Director” shall mean any person who is a member of the Board of Directors of the Principal Sponsor, while such person is a member of the Board of Directors, who is not an “Acquiring Person” (as defined below) or an “Affiliate” or “Associate” (each term as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who

(A)                              was a member of the Board of Directors on the date of this Plan as first written above or
(B)                                subsequently becomes a member of the Board of Directors,

if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

(ii)                                  “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13(d)-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Principal Sponsor representing twenty percent (20%) or more of the combined voting power of the Principal Sponsor’s then outstanding securities, but shall not include the Hormel Foundation or any Principal Sponsor Entity.

(iii)                               “Affiliate” and “Associate” shall have their respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

1.13                           “Change in Control Benefit” shall have the meaning set forth in Article 6.

1.14                           “Claimant” shall have the meaning set forth in Section 17.1.

1.15                           “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.16                           “Committee” shall mean the committee described in Article 15.

1.17                           “Crediting Rate” shall mean, for each Plan Year, an interest rate that is 120% of the applicable federal long-term rate, as determined by the Compensation Committee of the Board, in its sole discretion, and communicated to Participants, prior to the beginning of each Plan Year.

1.18                           “Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Article 4.

1.19                           “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.20                           “Disability” or “Disabled” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s Employer.

1.21                           “Disability Benefit” shall mean the benefit set forth in Article 9.

1.22                           “Discretionary Contribution Account” shall mean (i) the sum of the Participant’s Annual Discretionary Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Discretionary Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Discretionary Contribution Account.

1.23                           “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.24                           “Employee” shall mean a person who is an employee of any Employer.

1.25                           “Employer(s)” shall mean the Principal Sponsor and/or any of its Affiliates and/or subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.26                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.27                           “In-Service Distribution” shall mean the distribution set forth in Section 5.1.

1.28                           “Installment Method” shall mean a series of payments, payable either monthly or annually, over the number of years selected by the Participant.  The Participant’s vested Account Balance shall be payable pursuant to a Monthly Installment Method over the number of years selected by the Participant in accordance with this Plan.

1.29                           “LTIP Amounts” shall mean any compensation payable to a Participant as an Employee under any Employer’s long-term incentive plan or any other long-term incentive arrangement designated by the Committee which is eligible for deferral in accordance with Article 3, and includes payments made under the Hormel Foods Corporation Long Term Incentive Plan.

1.30                           “Monthly Installment Method” shall be a monthly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows:  (i) for the first monthly installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, and (ii) for remaining monthly installments, the Participant’s vested Account Balance shall be calculated as of the close of business on or around on the last business day of the preceding month, as determined by the Committee in its sole discretion.  Each monthly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of monthly payments due the Participant.  By way of example, if the Participant elects a ten (10) year Monthly Installment Method, the first payment shall be 1/120 of the Participant’s vested Account Balance calculated as described in this definition.  The following month, the payment shall be 1/119 of the Participant’s vested Account Balance calculated as described in this definition.

1.31                           “Operator Share Bonus” shall mean any compensation payable to a Participant during the Principal Sponsor’s fiscal year under the Hormel Foods Corporation Operator Share Incentive Compensation Plan.

1.32                           “Operator Share Dividends” shall mean any quarterly dividends payable to a Participant in cash during the Principal Sponsor’s fiscal year under the Hormel Foods Corporation Operator Share Incentive Compensation Plan.

1.33                           “Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement and an Election Form, (iv) whose signed Plan Agreement and Election Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated.  A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.34                           “Plan” shall mean the Hormel Foods Corporation Executive Deferred Income Plan II (2005 Restatement), which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.35                           “Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant.  Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.  The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.36                           “Plan Year” shall mean a period beginning on January 1 of each year and continuing through December 31 of such year.

1.37                           “Principal Sponsor” shall mean Hormel Foods Corporation, a Delaware corporation, and any successor to all or substantially all of the Hormel Foods Corporation’s assets or business.

1.38                           “Profit Sharing Account” shall mean (i) the sum of all of a Participant’s Annual Profit Sharing Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Profit Sharing Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Profit Sharing Account.

1.39                           “Profit Sharing Plan” shall mean the Hormel Foods Corporation Joint Earnings Profit Sharing Trust Plan.

1.40                           “Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, separation from service (as that term is defined under Section 409A of the Code) from all Employers on or after the earlier of the attainment of age sixty-five (65) or (b) age fifty-five (55) with fifteen (15) Years of Service for any reason other than a leave of absence, death or Disability.

1.41                           “Retirement Benefit” shall mean the benefit set forth in Article 7.

1.42                           “Specified Employee” shall mean a key employee of the Employer or an Affiliate, within the meaning of Section 409A of the Code and regulations issued thereunder.  In determining whether a Participant is a key employee, the identification date to be used shall be December 31.

1.43                           “Stock” shall mean Hormel Foods Corporation common stock, $0.01 par value, or any other equity securities of the Principal Sponsor designated by the Committee.

1.44                           “Survivor Benefit” shall mean the benefit set forth in Article 10.

1.45                           “Termination Benefit” shall mean the benefit set forth in Article 8.

1.46                           “Termination of Employment” shall mean the separation from service (as that term is defined under Section 409A of the Code) with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.  A transfer of employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment.  If an Employer who is an Affiliate (i.e., not the Principal Sponsor) ceases to be an Affiliate because of a sale of substantially all the stock or assets of that Employer, then Participants who are employed by that Employer and who cease to be employed by that Employer in connection with the sale of substantially all the stock or assets of that Employer shall be deemed to have thereby had a Termination of Employment for the purposes of commencing distributions from this Plan.

1.47                           “Trust” shall mean one or more trusts established pursuant to that certain Master Trust Agreement between the Principal Sponsor and the trustee named therein, as amended from time to time.

1.48                           “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.49                           “Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers.  For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.  The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1                                 Selection by Committee.  Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employer, as determined by the Committee in its sole discretion.  From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2                                 Enrollment and Eligibility Requirements; Commencement of Participation.

(a)                                  As a condition to participation, each selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Principal Sponsor an Election Form and a Beneficiary Designation Form prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion.  In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

(b)                                 A selected Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete these requirements within 30 days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in his or her sole discretion, in order to participate for that Plan Year.  In such event, such person’s participation in this Plan shall not commence earlier than 30 days after he or she first becomes eligible to participate in the Plan, and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Bonus, LTIP Amounts, Operator Share Dividends or Operator Share Bonus that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations.

(c)                                  Each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan only after the Employee has met all enrollment requirements set forth in this Plan and required by the Principal Sponsor, including returning all required documents to the Principal Sponsor within the specified time period.  Notwithstanding the foregoing, the Principal Sponsor shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to the Principal Sponsor.

(d)                                 If an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

2.3                                 Termination of Participation and/or Deferrals.  The Committee shall have the right, in its sole discretion, to (i) prevent the Participant from making future deferral elections, and/or (ii) take further action that the Committee deems appropriate.  In the event that a Participant is no longer eligible to defer compensation under this Plan, the Participant’s Account Balance shall continue to be governed by the terms of this Plan until such time as the Participant’s Account Balance is paid in accordance with the terms of this Plan.

ARTICLE 3
Deferral Commitments/Discretionary Contribution Amounts/Profit Sharing Amounts/Vesting/Crediting/Taxes

3.1                                 Minimum Deferrals.

(a)                                  Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends and Operator Share Bonus.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Annual Salary	$0
Bonus	$2,000
LTIP Amounts	$2,000
Operator Share Dividends	$0
Operator Share Bonus	$2,000

If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If, at any time after the beginning of a Plan Year, a Participant has deferred less than the stated minimum amounts for that Plan Year, any amount credited to the Participant’s Account Balance as the Annual Deferral Amount for that Plan Year shall be distributed to the Participant within 60 days after the last day of the Plan Year.

(b)                                 Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2                                 Maximum Deferral.

(a)                                  Base Annual Salary, Bonus, LTIP Amounts and Operator Share Dividends and Operator Share Bonus.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Base Annual Salary	40%
Bonus	100%
LTIP Amounts	100%
Operator Share Dividends	40%
Operator Share Bonus	100%

(b)                                 Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount (i) with respect to Base Annual Salary shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, and (ii) with respect to Bonus, LTIP Amounts, Operator Share Dividends and Operator Share Bonus shall be limited to those amounts deemed eligible for deferral, in the sole discretion of the Committee.

3.3                                 Election to Defer; Effect of Election Form.

(a)                                  First Plan Year.  In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan.  For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)                                 Subsequent Plan Years.  For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the first day of the Plan Year for which the election is made.  If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c)                                  Fiscal Year Compensation.  Notwithstanding the foregoing, an irrevocable election pertaining to an Operator Share Bonus which qualifies as “fiscal year compensation” may be made by timely delivering an Election Form to the Principal Sponsor, in accordance with the terms of the Plan, before the first day of the Principal Sponsor’s fiscal year for which the election is made.  “Fiscal year compensation” shall mean compensation relating to a period of service coextensive with one or more consecutive fiscal years of the Employer, of which no amount is paid or payable during the service period.

(d)                                 Performance-Based Compensation.  Notwithstanding the foregoing, an irrevocable deferral election pertaining to Bonus and LTIP Amounts which qualify as “performance-based compensation” may be made by timely delivering an Election Form to the Principal Sponsor, in accordance with the terms of the Plan, no later than six months before the end of the performance period.  “Performance-based compensation” shall be compensation based on services performed over a period of at least 12 months, in accordance with Code Section 409A and related guidance.

3.4                                 Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary.  The Bonus, LTIP Amounts, Operator Share Dividends and Operator Share Bonus shall be withheld at the time the Bonus, LTIP Amounts, Operator Share Dividends or Operator Share Bonus are or otherwise would be paid to the

Participant, whether or not this occurs during the Plan Year itself.  Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5                                 Annual Discretionary Contribution Amount.

(a)                                  For each Plan Year, an Employer may be required to credit amounts to a Participant’s Discretionary Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer.  Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)                                 For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Discretionary Contribution Account under this Plan, which amount shall be for that Participant the Annual Discretionary Contribution Amount for that Plan Year.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Discretionary Contribution Amount for that Plan Year.  The Annual Discretionary Contribution Amount described in this Section 3.5(b), if any, shall be credited as of the last day of the Plan Year.  If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Discretionary Contribution Amount for that Plan Year shall be zero.

3.6                                 Annual Profit Sharing Amount.  A Participant’s Annual Profit Sharing Amount shall be equal to the difference between (i) the contributions that would have been allocated to the Participant’s “account” under the Profit Sharing Plan for the Plan Year, pursuant to the terms of the Profit Sharing Plan in effect for such year, without giving effect to the limitations imposed on the Profit Sharing Plan by Sections 415 and 401(a)(17) of the Code; and (ii) the amount of the contributions actually allocated to the Participant’s “account” under the Profit Sharing Plan for the Plan Year.  The amount so credited to a Participant under this Plan shall be for that Participant the Annual Profit Sharing Amount for that Plan Year and shall be credited to the Participant’s Profit Sharing Account on a date or dates to be determined by the Committee, in its sole discretion.  If a Participant is not employed by an Employer as of the last day of a Plan Year, the Annual Profit Sharing Amount for such Plan Year shall be zero.

3.7                                 Vesting.

(a)                                  A Participant shall at all times be 100% vested in his or her Deferral Account and Profit Sharing Account.

(b)                                 A Participant shall be vested in his or her Discretionary Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer.  If not addressed in such agreements, a Participant shall vest in his or her Discretionary Contribution Account in accordance with the schedule declared by the Committee in its sole discretion.

3.8                                 Crediting/Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)                                  Measurement Funds.  Subject to the restrictions found in this Section 3.8, the Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance.  As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.  Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change.

(b)                                 Election of Measurement Funds.  Subject to the restrictions found in this Section 3.8, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described above) to be used to determine the amounts to be credited or debited to his or her Account Balance.  If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion.  Subject to the restrictions found in Section 3.8, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)                                  Declared Rate Measurement Fund.  Subject to the restrictions found in this Section 3.8, a Participant may allocate or re-allocate any portion of his or her Account Balance to the Declared Rate Measurement Fund, at any time.  The rate of interest credited on amounts allocated to the Declared Rate Measurement Fund shall be the Crediting Rate and such interest shall be credited and compounded on a daily basis to a Participant’s Account Balance.

(d)                                 Proportionate Allocation.  In making any election, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(e)                                  Crediting or Debiting Method.  The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves.  A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, such performance being determined by the Committee in its sole discretion.

(f)                                    No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Principal Sponsor or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Principal Sponsor or the Trust; the Participant shall at all times remain an unsecured creditor of the Principal Sponsor.

3.9                                 FICA and Other Taxes.

(a)                                  Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends and/or Operator Share Bonus that are not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

(b)                                 Annual Profit Sharing Amount.  When the Participant’s Employer(s) credits an Annual Profit Sharing Amount to a Participant’s Profit Sharing Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends and/or Operator Share Bonus that are not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes.  If necessary, the Committee may reduce the vested portion of the Participant’s Profit Sharing Account in order to comply with this Section 3.9.

(c)                                  Discretionary Contribution Account.  When a Participant becomes vested in a portion of his or her Discretionary Contribution Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends and/or Operator Share Bonus that are not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes.  If necessary, the Committee may reduce the vested portion of the Participant’s Discretionary Contribution Account in order to comply with this Section 3.9.

(d)                                 Distributions.  The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Deduction Limitation

4.1                                 Deduction Limitation on Benefit Payments.  The Principal Sponsor may determine that as a result of the application of the limitation under Code Section 162(m), a distribution payable to a Participant pursuant to this Plan would not be deductible if such distribution were made at the time required by the Plan.  If the Principal Sponsor makes such a determination, then the distribution shall not be paid to the Participant until such time as the distribution first becomes deductible.  The amount of the distribution shall continue to be adjusted in accordance with Section 3.8 above until it is distributed to the Participant.  The amount of the distribution, plus amounts credited or debited thereon, shall be paid to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Principal Sponsor, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Principal Sponsor during which the distribution is made will not be limited by Section 162(m).  Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 5
In-Service Distribution; Unforeseeable Financial Emergencies;
Withdrawal Election

5.1                                 In-Service Distribution.  In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive an In-Service Distribution from the Plan with respect to all or a portion of (i) the Annual Deferral Amount, (ii) the Annual Discretionary Contribution Amount, and (iii) the Annual Profit Sharing Amount.  The In-Service Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount, the vested portion of the Annual Discretionary Contribution Amount and the vested portion of the Annual Profit Sharing Amount that the Participant elected to have distributed as an In-Service Distribution, plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, calculated as of the close of business on or around the date on which the In-Service Distribution becomes payable, as determined by the Committee in its sole discretion.  Subject to the other terms and conditions of this Plan, each In-Service Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant.  The Plan Year designated by the Participant must be at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred, or the vested portion of the Annual Discretionary Contribution Amount or Annual Profit Sharing Amount is actually contributed.  By way of example, if an In-Service Distribution is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2005, the In-Service Distribution would become payable during a sixty (60) day period commencing January 1, 2009.  Notwithstanding the language set forth above, the Committee shall, in its sole discretion, adjust the amount distributable as an In-Service Distribution if any portion of the Annual Discretionary Contribution Amount or Annual Profit Sharing Amount is unvested on the In-Service Distribution Date.  A Participant may elect to change to an allowable alternative payout date in accordance with this Section 5.1 by submitting a new Election Form to the Committee, subject to the following:

(a)                                  A Participant may only elect to change an In-Service Distribution Date one time;

(b)                                 Such In-Service Distribution Election Form must be submitted to and accepted by the Committee at least 12 months prior to the Participant’s previously designated In-Service Distribution Date;

(c)                                  The new In-Service Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five years after the previously designated In-Service Distribution Date; and

(d)                                 The election of the new In-Service Distribution Date shall have no effect until at least 12 months after the date on which the election is made.

5.2                                 Other Benefits Take Precedence Over In-Service Distributions.  Should an event occur that triggers a benefit under Article 6, 7, 8, 9 or 10, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to an In-Service Distribution election under Section 5.1 shall not be paid in accordance with Section 5.1 but shall be paid in accordance with the other applicable Article.

5.3                                 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.  If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee (i) to suspend deferrals of Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends and Operator Share Bonus required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency, or (ii) to suspend deferrals of Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividend and Operator Share Bonus required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency, and receive a partial or full payout from the Plan.  The payout shall not exceed the lesser of the Participant’s vested Account Balance, excluding the portion of the Account Balance calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.  A Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by suspension of deferrals under this Plan.

If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval.  If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

ARTICLE 6
Change in Control Benefit

6.1                                 Change in Control Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall irrevocably elect on an Election Form whether to (i) receive a lump sum payment (the “Change in Control Benefit”) in the event of the Participant’s Retirement or Termination of Employment within six (6) months following the occurrence of a Change in Control, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, or (ii) to have his or her Account Balance remain subject to the terms and conditions of the Participant’s Election Form pertaining to the Participant’s Termination Benefit or Retirement Benefit, as applicable.  If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then such

Participant’s Account Balance shall be subject to the terms and conditions of the Participant’s Election Form pertaining to the Participant’s Termination Benefit or Retirement Benefit, as applicable.

6.2                                 Payment of Change in Control Benefit.  The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than sixty (60) days after the Participant’s Benefit Distribution Date, which for this purpose shall mean the date on which the Participant Retires or experiences a Termination of Employment (except that, in the case of a Participant who is a Specified Employee, the date that is six months and one day following the date on which the Participant Retires or experiences a Termination of Employment).  Notwithstanding the foregoing, the Committee shall interpret all provisions in this Plan relating to a Change in Control Benefit in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 7
Retirement Benefit

7.1                                 Retirement Benefit.  A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around the occurrence of the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

7.2                                 Payment of Retirement Benefit.

(a)                                  A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Installment Method of two to twenty years (24 to 240 months) and shall select a Benefit Distribution Date.  The Participant may change this election by submitting an Election Form to the Committee in accordance with the following criteria:

(i)                                     The election to modify the time and/or form of payment for such Account Balance shall have no effect until at least 12 months after the date on which the election is made;

(ii)                                  The first payment related to such Account Balance shall be delayed at least five years from the originally scheduled Benefit Distribution Date for such Account Balance, as described in Section 1.11;

(iii)                               The election to modify the Retirement Benefit shall have no effect until at least 12 months after the date on which the election is made; and

(iv)                              Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the Retirement Benefit election under this Article 7 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

(b)                                 The Election Form most recently accepted by the Principal Sponsor shall govern the payout of the Account Balance.  If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum on the January 1 immediately following the Participant’s Retirement (or, in the case of a Specified Employee, the date that is six months and one day immediately following the date on which the Participant Retires, if later than such January 1).

(c)                                  The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date.  Remaining monthly installments, if any, shall be paid no later than fifteen (15) days after the last business day of the preceding month.  Remaining annual installments, if any, shall be paid no later than sixty (60) days after each anniversary of Participant’s Benefit Distribution Date.

ARTICLE 8
Termination Benefit

8.1                                 Termination Benefit.  A Participant who experiences a Termination of Employment shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the occurrence of the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

8.2                                 Payment of Termination Benefit.

(a)                                  A Participant, in connection with his or her commencement of participation in the Plan, shall select a Benefit Distribution Date.  The Termination Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.  The Participant may change this election by submitting an Election Form to the Committee in accordance with the following criteria:

(i)                                     The election to modify the time of payment for such Account Balance shall have no effect until at least 12 months after the date on which the election is made;

(ii)                                  The first payment related to such Account Balance shall be delayed at least five years from the originally scheduled Benefit Distribution Date for such Account Balance, as described in Section 1.11;

(iii)                               The election to modify the Termination Benefit shall have no effect until at least 12 months after the date on which the election is made; and

(iv)                              Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the Termination Benefit election under this Article 8 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

(b)                                 The Election Form most recently accepted by the Principal Sponsor shall govern the payout of the Account Balance.  If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum on the January 1 immediately following the Participant’s Termination of Employment (or, in the case of a Specified Employee, the date that is six months and one day following the date on which the Participant incurs a Termination of Employment, if later than such January 1).

ARTICLE 9
Disability Waiver and Benefit

9.1                                 Disability Waiver.  A Participant who is determined to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant’s Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends and/or Operator Share Bonus during the remainder of the Plan Year in which the Participant first suffers the Disability.  During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

9.2                                 Disability Benefit.

(a)                                  Disability Benefit.  Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date.

(b)                                 Payment of Disability Benefit.  If the Disabled Participant is not otherwise eligible to Retire, the Participant shall receive his or her Disability Benefit in a lump sum payment no later than sixty (60) days after his or her Benefit Distribution Date.  If the Disabled Participant is eligible to Retire, the Participant shall receive his or her Disability Benefit in the same form in which such Participant elected to receive his or her Retirement Benefit, commencing no later than sixty (60) days after the Disabled Participant’s Benefit Distribution Date.  Remaining monthly installments, if any, shall be paid no later than fifteen (15) days after the last business day of the preceding month.  Remaining annual installments, if any, shall be paid no later than sixty (60) days after each anniversary of Participant’s Benefit Distribution Date.

ARTICLE 10
Survivor Benefit

10.1                           Survivor Benefit.  The Participant’s Beneficiary(ies) shall receive a Survivor Benefit upon the Participant’s death which will be equal to (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date of the Participant’s death, if the Participant dies prior to his or her Retirement, Termination of Employment or Disability, or (ii) the Participant’s unpaid Retirement Benefit or Disability Benefit, calculated as of the close of business on or around the date of the Participant’s death, if the Participant dies before his or her Retirement Benefit or Disability Benefit is paid in full.

10.2                           Payment of Survivor Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to have the Survivor Benefit paid to his or her Beneficiary(ies) in a lump sum or pursuant to an Installment Method of two to twenty years (24 to 240 months).  If a Participant does not make any election with respect to the payment of the Survivor Benefit, then such benefit shall be payable in a lump sum.  The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.  Remaining monthly installments, if any, shall be paid no later than fifteen (15) days after the last business day of the preceding month.  Remaining annual installments, if any, shall be paid no later than sixty (60) days after each anniversary of Participant’s Benefit Distribution Date.

ARTICLE 11
Forfeiture of Benefits

11.1                           Forfeiture of Benefits.  Notwithstanding any provision in this Plan or a Participant’s Plan Agreement to the contrary, a Participant’s Account Balance shall not be credited or debited in the manner provided in Section 3.8 and no distribution shall be made to a Participant while a Participant engages in the following:

(a)                                  Intentional conduct resulting in material harm to Hormel or an Affiliate; or

(b)                                 In any employment or self-employment with a competitor of Hormel or an Affiliate within the geographical area which is then served by Hormel or an Affiliate during the Participant’s employment or during a period of two (2) years after the termination of the Participant’s employment.

Any dispute arising under or with respect to this Section 11.1 shall be subject to the claims procedure set forth in Article 17.

ARTICLE 12
Beneficiary Designation

12.1                           Right to Designate.  Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or contingent Beneficiaries to receive all or a specified part of such Participant’s Account Balance in the event of such Participant’s death.  The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary.  No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant’s lifetime.

12.2                           Failure of Designation.  If a Participant:

(a)                                  Fails to designate a Beneficiary,

(b)                                 Designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)                                  Designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Account Balance, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.

12.3                           Disclaimers by Beneficiaries.  A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Account Balance may disclaim an interest therein subject to the following requirements.  To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account Balance at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death.  Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public.  A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Account Balance is disclaimed or shall specify what portion thereof is disclaimed.  To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant’s death but not later than forty-five (45) days after the date of the Participant’s death.  A disclaimer shall be irrevocable when delivered to the Committee.  A disclaimer shall be considered to be delivered to the Committee only when actually received by the Committee.  The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer.  Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed.  A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions in Section 19.4 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan.  No other form of attempted disclaimer shall be recognized by the Committee.

12.4                           Definitions.  When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary Designation Form, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

12.5                           Special Rules.  Unless the Participant has otherwise specified in the Participant’s Beneficiary Designation Form, the following rules shall apply:

(a)                                  If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)                                 The automatic Beneficiaries specified in Section 12.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives a Participant but dies before receipt of the payment due such Beneficiary hereunder, such payment shall be payable to the representative of such Beneficiary’s estate.

(c)                                  If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation.  (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on the Beneficiary Designation Form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)                                 Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)                                  Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence.  The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

12.6                           No Spousal Rights.  No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights to or interest in the benefits accumulated under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

12.7                           Death Prior to Full Distribution.  If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account Balance which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

12.8                           Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 13
Leave of Absence

13.1                           Paid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered eligible for the benefits provided in Articles 5, 6, 7, 8, 9 or 10 in accordance with the provisions of those Articles.

13.2                           Unpaid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer, such Participant shall continue to be eligible for the benefits provided in Articles 5, 6, 7, 8, 9 or 10 in accordance with the provisions of those Articles.  However, the Participant shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from such Participant’s Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends and/or Operator Share Bonus during the remainder of the Plan Year in which the unpaid leave of absence is taken.  During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections.  However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan.

ARTICLE 14
Termination, Amendment or Modification

14.1                           Termination.  Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue to sponsor the Plan in the future.  Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors; provided, however, the Board shall have the sole authority to terminate the Plan at any time.  If there is a termination of the Plan with respect to all Participants, the Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to amend the Plan to immediately pay all benefits in a lump sum following such Plan termination, to the extent permissible under Section 409A of the Code and related Treasury regulations and guidance.  Notwithstanding the foregoing, , that the Participant’s vested accrued benefit as of the date of such amendment or termination, if any, shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination.

14.2                           Amendment.  The Compensation Committee of the Board may, at any time, amend or modify the Plan in whole or in part; provided, however, that:  (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 14.2 shall be effective.  The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, if there is a termination of the Plan with respect to all Participants, the Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to amend the Plan to immediately pay all benefits in a lump sum following such Plan termination, to the extent permissible under Section 409A of the Internal Revenue Code.

14.3                           Plan Agreement.  Despite the provisions of Sections 14.1 and 14.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

14.4                           Effect of Payment.  The full payment of the Participant’s vested Account Balance under Articles 5, 6, 7, 8, 9 or 10 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

ARTICLE 15
Administration

15.1                           Committee Duties.  Except as otherwise provided in this Article 15, this Plan shall be administered by the Compensation Committee of the Board of Directors of the Principal Sponsor (the “Committee”).  The Committee shall have final authority to interpret and construe the Plan and determine all factual and legal questions under the Plan.  The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Principal Sponsor.  Notwithstanding the foregoing, the Committee may delegate to the Executive Committee of the Principal Sponsor the authority to:  (i) determine who is eligible to participate, other than with respect to Section 16 Officers; (ii) decide claims for benefits which are brought by Participants or Beneficiaries, other than with respect to Section 16 Officers; and (iii) add or remove the Measuring Investments available for Participants’ investment elections under Section 3.8.   Any individual serving on the Compensation Committee or the Executive Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself or to any individual superior to himself or herself in the organization.

15.2                           Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

15.3                           Binding Effect of Decisions.  The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

15.4                           Indemnity of Committee.  All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

15.5                           Employer Information.  To enable the Committee and/or Administrator to perform its functions, the Principal Sponsor and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 16
Other Benefits and Agreements

16.1                           Coordination with Other Benefits.  The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 17
Claims Procedures

17.1                           Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

17.2                           Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period.  In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  The Committee shall notify the Claimant in writing:

(a)                                  that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)                                 that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)                              an explanation of the claim review procedure set forth in Section 17.3 below; and

(v)                                 a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

17.3                           Review of a Denied Claim.  On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  The Claimant (or the Claimant’s duly authorized representative):

(a)                                  may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)                                 may submit written comments or other documents; and/or

(c)                                  may request a hearing, which the Committee, in its sole discretion, may grant.

17.4                           Decision on Review.  The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                  specific reasons for the decision;

(b)                                 specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)                                  a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)                                 a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

17.5                           Legal Action.  A Claimant’s compliance with the foregoing provisions of this Article 17 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 18
Trust

18.1                           Establishment of the Trust.  In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Principal Sponsor may establish a Trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Principal Sponsor, to provide for the benefit payments under the Plan.

18.2                           Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under the Plan.

18.3                           Distributions From the Trust.  Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 19
Miscellaneous

19.1                           Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

19.2                           Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

19.3                           Employer’s Liability.  An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

19.4                           Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

19.5                           Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

19.6                           Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

19.7                           Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

19.8                           Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

19.9                           Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.

19.10                     Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Hormel Foods Corporation

Attn: Corporate Secretary

1 Hormel Place

Austin, MN 55912

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

19.11                     Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

19.12                     Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

19.13                     Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

19.14                     Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

19.15                     Court Order.  The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.  In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

19.16                     Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

IN WITNESS WHEREOF, the Principal Sponsor has signed this Plan document as of                         , 2006.

“Principal Sponsor”
Hormel Foods Corporation, a Delaware corporation

By:
Title: